As filed with the Securities and Exchange Commission on November 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROVIDENT FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	42-1547151
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

239 Washington Street

Jersey City, New Jersey 07302

(732) 590-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anthony J. Labozzetta

President and Chief Executive Officer

239 Washington Street

Jersey City, New Jersey 07302

(732) 590-9200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael P. Reed Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Bennett MacDougall, Esq. General Counsel 239 Washington Street Jersey City, New Jersey 07302 (732) 590-9200

(Approximate date of commencement of proposed sale to the public): From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants or Other Rights

Debt Securities

Purchase Contracts

Units

Provident Financial Services, Inc. and/or one or more selling security holders to be identified in the future may offer to sell, from time to time,

•	shares of our common stock,
•	shares of our preferred stock, either separately or represented by depositary shares,
•	rights or warrants exercisable for our common stock, preferred stock, depositary shares representing preferred stock, or our debt securities,
•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities,
•	purchase contracts for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock, and
•	units comprised of two or more of the securities described in this prospectus in any combination.

The securities may be offered and sold in any combination or amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more prospectus supplements that will contain additional information about the specific offering and the terms of the securities being offered. The prospectus supplements may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “PFS.”

You should read this prospectus and any applicable prospectus supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors,” on page 8 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of such documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The securities are not savings or deposit accounts or other obligations of any banking or non-banking subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 2, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”) using an automatic “shelf” registration process. Under the shelf process, we may, from time to time, offer and sell any of the securities identified in this prospectus in one or more offerings.

Each time we offer and sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under the caption “Where You Can Find More Information.”

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. The registration statement can be obtained from the SEC’s website, www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add to and offer additional securities including secondary securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. No one is authorized to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement and pricing supplement together with additional information described under the heading “Where You Can Find More Information.”

You should read this prospectus together with any applicable prospectus supplement and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add to, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

We are not offering the securities in any state or other jurisdiction where the offer is prohibited. The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Provident Financial,” “the “Company,” “we,” “us,” “our” or similar references mean Provident Financial Services, Inc. and its subsidiaries on a consolidated basis, and references to the “Bank” mean Provident Bank.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”). These documents are available at the Internet site that the SEC maintains, http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026;
•	Definitive Proxy Statement on Schedule 14A, filed on April 8, 2026 (solely to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2025);
•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026, filed on May 8, 2026 and August 7, 2026, respectively;
•	Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K), filed on January 14, 2026, January 27, 2026, March 5, 2026, May 22, 2026, May 26, 2026, June 4, 2026, June 23, 2026, August 4, 2026, and August 24, 2026; and
•	The description of our capital stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Provident Financial Services, Inc.

111 Wood Avenue South

Iselin, New Jersey 08830

Attention: Investor Relations Department

(732) 590-9300

In addition, we maintain a corporate website, www.provident.bank. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “project,” “intend,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated in this prospectus by reference, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated (and in any of our other documents with the SEC that are so incorporated), and those related to the economic environment, particularly in the market areas in which the Company operates, inflation and unemployment, competitive products and pricing, real estate values, fiscal and monetary policies of the U.S. Government, tariffs, changes in accounting policies and practices that may be adopted by the regulatory agencies and the accounting standards setters, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, potential goodwill impairment, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

We caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date they are made. The factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not assume any duty, and do not undertake, to update any forward-looking statements to reflect events or circumstances after the date of this statement. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROVIDENT FINANCIAL SERVICES, INC.

Provident Financial Services, Inc. is a Delaware corporation which became the holding company for Provident Bank (the “Bank”) on January 15, 2003, following the completion of the Bank’s conversion to a New Jersey-chartered capital stock savings bank. The Company owns all of the outstanding common stock of the Bank, and as such, is a bank holding company subject to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve Board” or “Federal Reserve”).

Our common stock currently trades on the New York Stock Exchange under the symbol “PFS.”

Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Our telephone number is (732) 590-9200 and our website is https://www.provident.bank/. The information on our website is not part of this prospectus and is not incorporated by reference herein or therein.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 4 and 5 of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which we are currently unaware or currently believe to be immaterial. Our business, financial condition or results of operations could be materially affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, repurchasing our outstanding common stock, enhancing our digital presence, financing possible acquisitions of branches, other financial institutions, other businesses that are related to banking or diversification into other banking-relating businesses, extending credit to, or funding investments in, our subsidiaries and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

The prospectus supplement with respect to an offering of any security may identify different or additional uses for the proceeds of that offering.

SUMMARY OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we or selling security holders may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions in this prospectus and the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons. If any securities are to be listed on a securities exchange, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, certain provisions of our certificate of incorporation and bylaws and certain provisions of Delaware law is a summary. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”). Copies of our certificate of incorporation and our bylaws have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital consists of 200,000,000 shares of common stock, $0.01 par value, and 50,000,000 shares of preferred stock, $0.01 par value.

All issued and outstanding shares are fully paid and non-assessable. As of August 3, 2026, there were 137,565,966 shares of common stock issued and 130,422,618 shares of common stock outstanding and no shares of preferred stock issued or outstanding.

Common stock

Our stockholders are entitled to one (1) vote for each share of common stock held of record by them on all matters to be voted on by stockholders, except, as provided in our certificate of incorporation, our stockholders who beneficially own in excess of 10% of the outstanding shares of our common stock (the “Provident Limit”) are not entitled to any vote with respect to shares held in excess of the Provident Limit. A person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with such person. Our certificate of incorporation authorizes our of directors (i) to make all determinations necessary or desirable to implement the Provident Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Provident Limit supply information to the Company to enable our board of directors to implement and apply the Provident Limit. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and as a consequence, minority stockholders are not able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock currently outstanding or issued in the future, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred or other stock that we may designate in the future.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “PFS.” The transfer agent for the Company’s common stock is Broadridge Financial Solutions, Inc.

Preferred stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series.

The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult.

Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents

Certificate of Incorporation

Stockholders have no cumulative voting rights.

The lack of cumulative voting will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

The Company’s certificate of incorporation also provides that certain business combinations may, under certain circumstances, require approval of a super-majority stockholder vote of at least eighty percent (80%) of the voting power of the then-outstanding shares of our common stock, and requires a super-majority stockholder vote of at least eighty percent (80%) of the voting power of the then-outstanding shares of our common stock for the amendment to certain significant provisions of the Company’s certificate of incorporation, in each case after giving effect to the Provident Limit. In addition, the Company’s certificate of incorporation provides that the Company board of directors will consider non-financial factors that it deems relevant when evaluating a business combination. For a complete description, you should refer to the Company’s certificate of incorporation and Company’s bylaws.

These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies of our board of directors and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years following the time that such stockholder became an “interested stockholder,” unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3 % of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain Transactions

Our bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by the DGCL and any other applicable law. We are also empowered under our bylaws to indemnify other officers, employees and other agents as set forth in the DGCL or any other applicable law and to enter into indemnification contracts with our directors and executive officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

In addition, our certificate of incorporation provides that the liability of our directors for monetary damages will be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, our directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (1) breach of the director’s duty of loyalty to us or our stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) violating Section 174 of the DGCL, or (4) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Bank Holding Company Act

The Bank Holding Company Act generally would prohibit any company that, together with its affiliates, is not solely engaged in activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. For these purposes, “control” is generally defined as ownership, control or the ability to vote 25% or more of any class of voting stock of, control of the election of a majority of the directors of or other exercise of a controlling influence over a bank holding company. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by regulations of the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as us, is presumed to constitute acquisition of control of the bank holding company for purposes of the Change in Bank Control Act of 1978.

Benefit Plans

In addition to the provisions of the Company’s certificate of incorporation and bylaws described above, benefit plans of the Company that may authorize the issuance of equity to its board of directors, officers and employees may contain provisions that also may discourage hostile takeover attempts that the board of directors of the Company might conclude are not in the best interests of the Company or its stockholders.

DESCRIPTION OF DEPOSITARY SHARES

The depositary shares will be issued under deposit agreements to be entered into between us and a bank or trust company, as depositary, all to be set forth in the applicable prospectus supplement relating to any or all depositary shares in respect of which this prospectus is being delivered. We will file a copy of the deposit agreement and the depositary receipt with the SEC each time we issue a series of depositary shares, and these depositary receipts and deposit agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail a notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or another method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution will become payable, any distribution other than cash will be made, or any rights, preferences or privileges will be offered with respect to the preferred stock, or (2) the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary will in each such instance fix a record date (which will be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the deposit agreement.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (1) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (2) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days before termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or
•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the deposit agreement if at any time 60 days have expired after the depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares or debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with holders of the warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;
•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•	the aggregate number of warrants offered;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the designation and terms of any securities with which the warrants are issued;
•	the name of the warrant agent; and
•	any other material terms of the warrants.

After a warrant expires, it will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under either a senior indenture or a subordinated indenture, in each case between us and Wilmington Trust, National Association, as trustee, or another trustee as otherwise identified in the applicable prospectus supplement. The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indentures and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Provident Financial Services, Inc. and not to any of its subsidiaries.

General

We may issue, from time to time, debt securities, in one or more series, which will consist of either senior debt (“Senior Debt Securities”) or subordinated debt (“Subordinated Debt Securities”). Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

Neither indenture limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.

The indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

Provisions of the Indentures

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the designation of the debt securities;
•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date(s) when principal payments are due on the debt securities;
•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the
•	rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest
•	payment date;
•	the currency or currencies of payment of principal or interest;
•	the place(s) where principal of, premium and interest on the debt securities will be payable;
•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and any integral multiple in excess thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•	any additional or modified events of default from those described in this prospectus or in the applicable indenture and any change in the acceleration provisions described in this prospectus or in the applicable indenture;
•	any additional or modified covenants from those described in this prospectus or in the applicable indenture with respect to the debt securities; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.

Senior Debt Securities

Payment of the principal of, and premium, if any, and interest on, Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt. Senior Debt Securities will be issued under the senior debt indenture.

Subordinated Debt Securities

Payment of the principal of, and premium, if any, and interest on, Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also set forth in such prospectus supplement limitations, if any, on the issuance of additional debt ranking senior to the Subordinated Debt Securities. Subordinated Debt Securities will be issued under the subordinated debt indenture.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities or property of ours. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
•	events requiring adjustment to the conversion or exchange price; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The indentures provide that we may not consolidate with or merge with or into, or sell or convey all or substantially all of our assets to any person, firm or corporation, unless:

•	we are the surviving corporation or the successor corporation (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;
•	immediately after giving effect to such transaction, we, or the successor corporation, are not in default in the performance of any covenant or condition under the indenture; and
•	we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officer’s certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of principal of any debt security of that series;
•	default in the payment when due of any sinking or analogous fund payment in respect of any debt security of that series;
•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 90
•	days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of a 30-day period);
•	default in the performance or breach of any other covenant or agreement in the indenture that applies to such series, which default continues for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;
•	certain events of bankruptcy, insolvency or reorganization involving us or our material subsidiaries; and
•	any other event of default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) on all debt securities of that series. If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the Notes will become immediately due and payable, without the need for any action on the part of the holders of the Notes or the Trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the Notes. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described above under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration of all events of default. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Obligations of the Trustee

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any costs, liability or expense.

Remedies

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;
•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures, we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee,
•	by a nominee of the depositary to the depositary or another nominee of the depositary, or
•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture.

Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, instructed to the trustee.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), we may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash that is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Defeasance of Certain Covenants

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with certain covenants set forth in the indentures, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under the debt securities of a series under the relevant indenture (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee (and in the case of clauses (1), (2) and (3), we have deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming compliance with all conditions precedent relating to the satisfaction and discharge of the indenture.

Amendments to the Indentures

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities:

•	to evidence the succession of a corporation to the Company, or successive successors, as obligor under the indenture and the assumption by any such successor of the covenants, agreements and obligations of the Company in the indenture and in the debt securities;
•	to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors consider to be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;
•	to establish any series of debt securities and the form or terms of the debt securities of a series, including, without limitation, subordination provisions and any conversion or exchange provisions applicable to the debt securities that are convertible into or exchangeable for other securities or property and any deletions from or additions or changes to the indenture in connection therewith;
•	to add any additional events of default with respect to all or any series of debt securities;

•	to supplement any of the provisions of the indenture to such extent as will be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of outstanding debt securities, provided that any such action will not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;
•	to add or change any of the provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;
•	to add or change provisions with respect to conversion or exchange rights of holders of debt securities of any series;
•	in the case of any series of debt securities that are convertible into or exchangeable for commodities or for the securities of the Company, to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of the Company with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of the Company to any other person or other similar transactions, if expressly required by the terms of such series of debt securities;
•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;
•	to modify, eliminate or add to the provisions of the indenture to such extent as is necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act of 1939, as amended, excluding certain provisions thereof;
•	to modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) will not apply to the any debt securities outstanding at the time of such change or elimination;
•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document (as provided in an officers’ certificate delivered to the trustee);
•	to cure any ambiguity or to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or supplemental indenture;
•	to add guarantees with respect to, or to secure, any series of debt security;
•	to evidence and provide for the acceptance and appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; or
•	to make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of Senior Debt Securities or Subordinated Debt Securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate in any way the provisions of, the indenture or supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the fixed maturities of any outstanding debt securities or reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest;

•	reduce the percentage in aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture;
•	modify the subordination provisions in a manner adverse to the holders of such debt securities; or
•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Concerning the Trustee

The indentures limit the right of the trustee, should it become a creditor of ours, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act of 1939, as amended), and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

No Individual Liability of Directors, Officers, Employees or Stockholders

The indentures provide that none of our directors, officers, employees or stockholders will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release will be part of the consideration for the issue of the debt securities.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF UNITS

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, depositary shares, debt securities, purchase contracts or units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;
•	directly to one or more purchasers;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through a combination of any of these methods of sale.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from the sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.
•	These transactions may be effected on the New York Stock Exchange or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the New York Stock Exchange, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities that may be offered will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Provident Financial Services, Inc. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.

The following table sets forth the expenses to be borne by the registrant in connection with the offerings described in this Registration Statement.

Registration fee—Securities and Exchange Commission	$	*
Printing and engraving expenses		**
Legal fees and expenses (other than Blue Sky)		**
Accounting fees and expenses		**
Blue Sky fees and expenses (including fees of counsel)		**
Rating agency fees		**
Trustee’s and registrar’s fees and expenses		**
Miscellaneous		**
Total	$	**

*	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of the registration fee associated with this registration statement. The registration fee will be paid at the time of any offering of securities under this registration statement.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Articles TENTH and ELEVENTH of the Certificate of Incorporation of Provident Financial Services, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

TENTH:

A.       Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.       The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

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C.       If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D.       The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E.       The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.       The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

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Item 16. Exhibits

1.1	Form of Underwriting Agreement for any offering of securities.*
3.1	Certificate of Incorporation of Provident Financial Services, Inc. (filed as an exhibit to the Company’s Registration Statement on Form S-1, and any amendments thereto, with the Securities and Exchange Commission/Registration No. 333-98241).
3.2	Amended and Restated Bylaws of Provident Financial Services, Inc. (filed as an exhibit to the Company’s December 31, 2011 Annual Report to Stockholders on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012/File No. 001-31566).
4.1	Form of Indenture for Senior Debt Securities.
4.2	Subordinated Indenture, dated May 13, 2024, between Provident Financial Services, Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Provident Financial Services, Inc. Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 13, 2024).
4.3	Form of Warrant Agreement (Stock) (including form of warrant).*
4.4	Form of Warrant Agreement (Debt) (including form of warrant).*
4.5	Form of Common Stock Certificate (incorporated by reference to the Exhibits contained in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on August 16, 2002/Registration No. 333-98241).
4.6	Form of Certificate of Designation for series of Preferred Stock.*
4.7	Form of Preferred Stock Certificate.*
4.8	Form of Deposit Agreement.*
4.9	Form of Depositary Receipt.*
4.10	Form of Unit Certificate.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of KPMG LLP.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24	Power of Attorney of certain officers and directors of Provident Financial Services, Inc. (included on the signature pages herewith).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Indenture for Senior Debt Securities.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, under the Subordinated Indenture for Subordinated Debt Securities.
107	Filing fee table.
*	To be subsequently filed by an amendment to the Registration Statement or by a Current Report on Form 8-K and incorporated herein by reference.

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) and (h) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Provident Financial Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey, on November 2, 2026.

PROVIDENT FINANCIAL SERVICES, INC.

By:	/s/ Anthony Labozzetta
Anthony Labozzetta
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Provident Financial Services, Inc. (the “Company”) severally constitute and appoint Anthony Labozzetta with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Anthony Labozzetta may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-3 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Anthony Labozzetta shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Anthony Labozzetta	Director, President and Chief Executive Officer	November 2, 2026
Anthony Labozzetta	(Principal Executive Officer)

/s/ Adriano M. Duarte	Executive Vice President and Chief Financial Officer	November 2, 2026
Adriano M. Duarte	(Principal Financial Officer)

/s/ Diane Gigliotti	Senior Vice President and Chief Accounting Officer	November 2, 2026
Diane Gigliotti	(Principal Accounting Officer)

/s/ Christopher Martin	Executive Chairman	November 2, 2026
Christopher Martin

/s/ John Pugliese	Director	November 2, 2026
John Pugliese

/s/ Brian M. Flynn	Director	November 2, 2026
Brian M. Flynn

/s/ Ursuline F. Foley	Director	November 2, 2026
Ursuline F. Foley

/s/ Brian A. Gragnolati	Director	November 2, 2026
Brian A. Gragnolati

/s/ James E. Hanson II	Director	November 2, 2026
James E. Hanson II

/s/ Matthew K. Harding	Director	November 2, 2026
Matthew K. Harding

/s/ Edward J. Leppert	Director	November 2, 2026
Edward J. Leppert

/s/ Nadine Leslie	Director	November 2, 2026
Nadine Leslie

/s/ Robert E. McCracken	Director	November 2, 2026
Robert E. McCracken

/s/ Thomas J. Shara	Director	November 2, 2026
Thomas J. Shara

/s/ Michael E. Regan	Director	November 2, 2026
Michael E. Regan
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